As filed with the Securities and Exchange Commission on February 3, 2006

Registration No. 333-114551

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

SUN MICROSYSTEMS, INC.

(Exact Name of Registrant as specified in its charter)

Delaware	4150 Network Circle Santa Clara, CA 95054	94-2805249
(State or Other Jurisdiction of Incorporation or Organization)	(Address, including zip code, of Registrant’s Principal Executive Offices)	(I.R.S. Employer Identification Number)

SUN MICROSYSTEMS, INC.

U.S. NON-QUALIFIED DEFERRED COMPENSATION PLAN

(Full Title of the Plan)

Scott G. McNealy

Chief Executive Officer

SUN MICROSYSTEMS, INC.

4150 Network Circle

Santa Clara, CA 95054

(650) 960-1300

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Katharine A. Martin, Esq.

Wilson Sonsini Goodrich & Rosati

Professional Corporation

650 Page Mill Road

Palo Alto, CA 94304

(650) 493-9300

CALCULATION OF REGISTRATION FEE

EXPLANATORY NOTE

The purpose of this Post-Effective Amendment No. 1 is to deregister deferred compensation obligations registered for issuance pursuant to the Sun Microsystems, Inc. U.S. Non-Qualified Deferred Compensation Plan (the “Plan”).

On April 16, 2004, Sun Microsystems, Inc. (the “Registrant”) registered a total of $30,000,000 in deferred compensation obligations with the Securities and Exchange Commission for issuance under the Plan, pursuant to a Registration Statement on Form S-8, Registration No. 333-114551. As of the date of this Post-Effective Amendment No. 1, an aggregate of $17,710,000 of the previously registered deferred compensation obligations remain unissued under the Plan. The Registrant is filing this Post-Effective Amendment No. 1 to deregister the $17,710,000 in deferred compensation obligations previously registered under the Plan.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant, Sun Microsystems, Inc., certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Santa Clara, State of California, on February 3, 2006.

SUN MICROSYSTEMS, INC.

By:	/s/ Stephen T. McGowan
Stephen T. McGowan
Chief Financial Officer and Executive Vice
President, Corporate Resources

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE
/s/ Scott G. McNealy Scott G. McNealy	Chairman of the Board of Directors, President and Chief Executive Officer (Principal Executive Officer)	February 3, 2006

/s/ Stephen T. McGowan Stephen T. McGowan	Chief Financial Officer and Executive Vice President, Corporate Resources (Principal Financial Officer)	February 3, 2006

/s/ Barry J. Plaga Barry J. Plaga	Vice President and Corporate Controller (Principal Accounting Officer)	February 3, 2006

/s/ James L. Barksdale James L. Barksdale	Director	February 3, 2006

/s/ Stephen M. Bennett Stephen M. Bennett	Director	February 3, 2006

/s/ L. John Doerr L. John Doerr	Director	February 3, 2006

/s/ Robert J. Fisher Robert J. Fisher	Director	February 3, 2006

/s/ Michael E. Lehman Michael E. Lehman	Director	February 3, 2006

/s/ Patricia E. Mitchell Patricia E. Mitchell	Director	February 3, 2006

/s/ M. Kenneth Oshman M. Kenneth Oshman	Director	February 3, 2006

/s/ Naomi O. Seligman Naomi O. Seligman	Director	February 3, 2006